Filed Pursuant to Rule 424(b)(3)

Registration No. 333-159964

Prospectus Supplement No. 2

(to Prospectus dated January 24, 2012)

5,800,000 SHARES

CURRENCYSHARES® SWEDISH KRONA TRUST

This Prospectus Supplement No. 2 amends and supplements our prospectus dated January 24, 2012 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus and Prospectus Supplement No. 1 dated March 12, 2012.

Under “Creation and Redemption of Shares,” the third sentence in the first full paragraph on page 28 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of March 20, 2012, Citadel Securities LLC, CitiGroup Global Markets, Inc., Deutsche Bank Securities Inc., EWT LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA, LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Timber Hill LLC and Virtu Financial BD LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

The Prospectus remains unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is March 20, 2012